                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2001, relating to the financial statements and financial statement schedule of Watson Wyatt & Company Holdings, which appears in the Watson Wyatt & Company Holdings' Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Washington, D.C.
December 18, 2001